Exhibit 99.1

NEWS	Contact: Jeremy Thigpen
(713) 346-7301

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

SECOND QUARTER 2014 EARNINGS

HOUSTON, TX, July 29, 2014 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its second quarter ended June 30, 2014, it earned net income of $619 million, or $1.44 per fully diluted share, compared to first quarter ended March 31, 2014 net income of $589 million, or $1.37 per fully diluted share.

The second quarter 2014 fully diluted earnings per share includes: $0.02 per share for income from discontinued operations, ($0.05) per share for nonrecurring items and ($0.14) per share for the amortization of intangible assets. The first quarter of 2014 fully diluted earnings per share includes: $0.09 per share for income from discontinued operations, ($0.01) per share for nonrecurring items and ($0.14) per share for the amortization of intangible assets. Excluding these items, operating (non-GAAP) earnings per fully diluted share for the second quarter of 2014 were $1.61 per share, compared to $1.43 per share in the first quarter of 2014, an increase of 13 percent.

As previously announced, on May 30, 2014, the Company completed the spin-off to its stockholders of its distribution business as an independent public company, NOW Inc. These results are presented as discontinued operations. This also marks the first quarter in which the Company has issued financial results based on its four new reporting segments.

Revenues for the second quarter of 2014 were $5.26 billion, an increase of seven percent from the first quarter of 2014 and an increase of 12 percent from the second quarter of 2013. Operating profit for the quarter, excluding non-recurring items, was $945 million, or 18.0 percent of sales. EBITDA for the quarter, excluding non-recurring items, was $1.14 billion, or 21.7 percent of sales, up 12 percent from the prior quarter.

Ending backlog for the second quarter of 2014 was $15.39 billion for the Company’s Rig Systems segment and $2.14 billion for the Company’s Completion & Production Solutions segment.

Clay Williams, Chairman, President and CEO of National Oilwell Varco, stated, “The second quarter of 2014 was a historic quarter for NOV. In addition to posting strong operating results, and securing $3.4 billion in new capital equipment orders, we are very pleased to have created additional shareholder value by both successfully completing the spin-off of our distribution business, and increasing our regular dividend by over 75 percent. As we move through the second half of 2014, we look forward to continued demand for our drilling, completion and production equipment, and continued strong results from our four new segments.”

Rig Systems

Second quarter revenues for the Rig Systems segment were $2.37 billion, an increase of five percent from the first quarter of 2014 and an increase of 14.0 percent from the second quarter of 2013. Operating profit for this segment was $501 million, or 21.1 percent of sales. EBITDA for this segment was $523 million, or 22.0 percent of sales. Revenue out of backlog for the segment was at $2.07 billion.

Backlog for capital equipment orders for the Company’s Rig Systems segment at June 30, 2014 was $15.39 billion, up one percent from the first quarter of 2014, and up 20.0 percent from the end of the second quarter of 2013. New orders during the quarter were $2.28 billion, reflecting continued strong demand for oilfield equipment.

Rig Aftermarket

Second quarter revenues for the Rig Aftermarket segment were $785 million, an increase of five percent from the first quarter of 2014 and an increase of 17.0 percent from the second quarter of 2013. Operating profit for this segment was $217 million, or 27.6 percent of sales. EBITDA for this segment was $224 million, or 28.5 percent of sales.

Wellbore Technologies

Revenues for the second quarter of the Wellbore Technologies segment were $1.45 billion, an increase of 13.0 percent from the first quarter of 2014 and an increase of 18.0 percent from the second quarter of 2013. Operating profit for this segment was $269 million, or 18.6 percent of sales. EBITDA for this segment was $377 million, or 26.1 percent of sales.

Completion & Production Solutions

The Completion & Production Solutions segment generated revenues of $1.13 billion, an increase of 12.0 percent from the first quarter of 2014 and an increase of seven percent from the second quarter of 2013. Operating profit for this segment was $158 million, or 14.0 percent of sales. EBITDA for this segment was $211 million, or 18.7 percent of sales.

Backlog for capital equipment orders for the Company’s Completion & Production Solutions segment at June 30, 2014 was $2.14 billion, up 32.0 percent from the first quarter of 2014, and up 44.0 percent from the end of the second quarter of 2013. New orders during the quarter were $1.12 billion.

The Company has scheduled a conference call for July 29, 2014, at 8:00 a.m. Central Time to discuss second quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-447-0521 within North America or 1-847-413-3238 outside of North America five to ten minutes prior to the scheduled start time and asking for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, and the provision of oilfield services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,885	$3,436
Receivables, net	4,427	4,896
Inventories, net	5,198	5,603
Costs in excess of billings	1,567	1,539
Deferred income taxes	331	373
Prepaid and other current assets	595	576

Total current assets	16,003	16,423
Property, plant and equipment, net	3,440	3,408
Deferred income taxes	472	372
Goodwill	8,640	9,049
Intangibles, net	4,808	5,055
Investment in unconsolidated affiliates	351	390
Other assets	113	115

	$33,827	$34,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,178	$1,275
Accrued liabilities	2,857	2,763
Billings in excess of costs	2,176	1,771
Current portion of long-term debt and short-term borrowings	—	1
Accrued income taxes	260	556
Deferred income taxes	444	312

Total current liabilities	6,915	6,678
Long-term debt	3,148	3,149
Deferred income taxes	2,002	2,292
Other liabilities	344	363

Total liabilities	12,409	12,482

Commitments and contingencies
Stockholders’ equity:
Common stock – par value $.01; 1 billion shares authorized; 429,458,043 and 428,433,703 shares issued and outstanding at June 30, 2014 and December 31, 2013	4	4
Additional paid-in capital	8,999	8,907
Accumulated other comprehensive income (loss)	48	(4)
Retained earnings	12,281	13,323

Total Company stockholders’ equity	21,332	22,230
Noncontrolling interests	86	100

Total stockholders’ equity	21,418	22,330

	$33,827	$34,812

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014	2013
Revenue:
Rig Systems	$2,372	$2,081	$2,256	$4,628	$3,992
Rig Aftermarket	785	670	750	1,535	1,221
Wellbore Technologies	1,446	1,222	1,278	2,724	2,445
Completion & Production Solutions	1,127	1,057	1,002	2,129	2,059
Eliminations	(475)	(350)	(397)	(872)	(661)

Total revenue	5,255	4,680	4,889	10,144	9,056

Gross profit	1,456	1,227	1,290	2,746	2,416
Gross profit %	27.7%	26.2%	26.4%	27.1%	26.7%
Selling, general, and administrative	511	457	473	984	889
Nonrecurring items	32	57	18	50	130

Operating profit	913	713	799	1,712	1,397
Interest and financial costs	(27)	(30)	(26)	(53)	(58)
Interest income	5	3	4	9	6
Equity income in unconsolidated affiliates	23	15	10	33	34
Other income (expense), net	(21)	11	—	(21)	(3)

Income before income taxes	893	712	787	1,680	1,376
Provision for income taxes	284	218	239	523	423

Income from continuing operations	609	494	548	1,157	953
Income from discontinued operations	11	37	41	52	78

Net income	620	531	589	1,209	1,031
Net income (loss) attributable to noncontrolling interests	1	—	—	1	(2)

Net income attributable to Company	$619	$531	$589	$1,208	$1,033

Per share data:
Basic
Income from continuing operations	$1.42	$1.16	$1.28	$2.70	$2.24

Income from discontinued operations	$0.03	$0.09	$0.10	$0.12	$0.18

Net income attributable to Company	$1.45	$1.25	$1.38	$2.82	$2.42

Diluted
Income from continuing operations	$1.42	$1.15	$1.28	$2.69	$2.23

Income from discontinued operations	$0.02	$0.09	$0.09	$0.12	$0.18

Net income attributable to Company	$1.44	$1.24	$1.37	$2.81	$2.41

Weighted average shares outstanding:
Basic	428	426	428	428	426

Diluted	430	428	429	430	428

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014	2013
Revenue:
Rig Systems	$2,372	$2,081	$2,256	$4,628	$3,992
Rig Aftermarket	785	670	750	1,535	1,221
Wellbore Technologies	1,446	1,222	1,278	2,724	2,445
Completion & Production Solutions	1,127	1,057	1,002	2,129	2,059
Eliminations	(475)	(350)	(397)	(872)	(661)

Total revenue	5,255	4,680	4,889	10,144	9,056

Operating profit:
Rig Systems	$501	$393	$451	$952	$765
Rig Aftermarket	217	189	191	408	331
Wellbore Technologies	269	195	224	493	403
Completion & Production Solutions	158	163	143	301	335
Eliminations	(200)	(170)	(192)	(392)	(307)

Total operating profit (before nonrecurring items)	$945	$770	$817	$1,762	$1,527

Operating profit %:
Rig Systems	21.1%	18.9%	20.0%	20.6%	19.2%
Rig Aftermarket	27.6%	28.2%	25.5%	26.6%	27.1%
Wellbore Technologies	18.6%	16.0%	17.5%	18.1%	16.5%
Completion & Production Solutions	14.0%	15.4%	14.3%	14.1%	16.3%
Total operating profit % (before nonrecurring items)	18.0%	16.5%	16.7%	17.4%	16.9%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014	2013
Operating profit excluding nonrecurring items (Note 1):
Rig Systems	$501	$393	$451	$952	$765
Rig Aftermarket	217	189	191	408	331
Wellbore Technologies	269	195	224	493	403
Completion & Production Solutions	158	163	143	301	335
Eliminations	(200)	(170)	(192)	(392)	(307)

Total operating profit excluding nonrecurring items	$945	$770	$817	$1,762	$1,527

Depreciation & amortization:
Rig Systems	$22	$22	$22	$44	$38
Rig Aftermarket	7	6	6	13	12
Wellbore Technologies	108	101	108	216	202
Completion & Production Solutions	53	57	55	108	104
Eliminations	—	—	—	—	—

Total depreciation & amortization	$190	$186	$191	$381	$356

Segment EBITDA excluding nonrecurring items (Note 1):
Rig Systems	$523	$415	$473	$996	$803
Rig Aftermarket	224	195	197	421	343
Wellbore Technologies	377	296	332	709	605
Completion & Production Solutions	211	220	198	409	439
Eliminations	(200)	(170)	(192)	(392)	(307)

Total segment EBITDA excluding nonrecurring items	$1,135	$956	$1,008	$2,143	$1,883

Segment EBITDA % excluding nonrecurring items (Note 1):
Rig Systems	22.0%	19.9%	21.0%	21.5%	20.1%
Rig Aftermarket	28.5%	29.1%	26.3%	27.4%	28.1%
Wellbore Technologies	26.1%	24.2%	26.0%	26.0%	24.7%
Completion & Production Solutions	18.7%	20.8%	19.8%	19.2%	21.3%
Total segment EBITDA % excluding nonrecurring items	21.6%	20.4%	20.6%	21.1%	20.8%
Total segment EBITDA excluding nonrecurring items	$1,135	$956	$1,008	$2,143	$1,883
Nonrecurring items	(32)	(57)	(18)	(50)	(130)
Interest income	5	3	4	9	6
Equity income in unconsolidated affiliates	23	15	10	33	34
Other income (expense), net	(21)	11	—	(21)	(3)
Net income (loss) attributable to noncontrolling interest	(1)	—	—	(1)	2

EBITDA (Note 1)	$1,109	$928	$1,004	$2,113	$1,792

Reconciliation of EBITDA (Note 1):
GAAP net income attributable to Company	$619	$531	$589	$1,208	$1,033
Income from discontinued operations	(11)	(37)	(41)	(52)	(78)
Provision for income taxes	284	218	239	523	423
Interest expense	27	30	26	53	58
Depreciation and amortization	190	186	191	381	356

EBITDA	1,109	928	1,004	2,113	1,792
Nonrecurring items	32	57	18	50	130

EBITDA excluding nonrecurring items (Note 1)	$1,141	$985	$1,022	$2,163	$1,922

NATIONAL OILWELL VARCO, INC.

OPERATING (NON-GAAP) DILUTED EARNINGS PER SHARE RECONCILIATION (Unaudited)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014	2013
Net income attributable to Company	$1.44	$1.24	$1.37	$2.81	$2.41
Income from discontinued operations	(0.02)	(0.09)	(0.09)	(0.12)	(0.18)

Income from continuing operations	1.42	1.15	1.28	2.69	2.23
Nonrecurring items	0.05	0.09	0.01	0.07	0.21
Amortization of intangible assets	0.14	0.15	0.14	0.29	0.27

Operating (non-GAAP) earnings	$1.61	$1.39	$1.43	$3.05	$2.71

Note 1: In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The primary non-GAAP financial measures we focus on are: (i) revenue excluding nonrecurring items, (ii) operating profit excluding nonrecurring items, (iii) operating profit percentage excluding nonrecurring items, (iv) segment EBITDA excluding nonrecurring items, (v) segment EBITDA percentage excluding nonrecurring items (vi) EBITDA and (vii) operating (non-GAAP) earnings per fully diluted share. Each of these financial measures excludes the impact of certain nonrecurring items, depreciation, and/or amortization of intangible assets and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within.

We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc. Jeremy Thigpen, (713) 346-7301 Jeremy.Thigpen@nov.com